                                                                  EXHIBIT 10(ff)


                      First Amendment To Credit Agreement


To Each of the Banks Signatory Hereto

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of November 10, 1995 (the "Credit Agreement"), between the undersigned, Information Resources, Inc., a Delaware corporation (the "Borrower"), Harris Trust and Savings Bank, as agent for the Banks (the "Agent"), and you (the "Banks"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Borrower has requested that the Banks waive the Borrower's non-compliance as of December 31, 1996, with Section 7.6 of the Credit Agreement (Consolidated Tangible Net Worth), amend Sections 7.6 (Consolidated Tangible Net Worth), 7.8 (Quick Ratio), and 7.9 (Cash Flow Coverage Ratio), add an additional financial covenant and amend the facility fee payable under Section 2.1(a) of the Credit Agreement, and the Banks are willing to do so on the terms and conditions set forth in this First Amendment.

1.   Waiver.

     The Borrower has indicated that as of December 31, 1996, it was not in compliance with Section 7.6 of the Credit Agreement (Consolidated Tangible Net Worth). The Borrower hereby requests the Banks waive the foregoing and, by the Required Banks signing below, the Banks hereby agree to waive compliance with the same for, and only for, the period ending December 31, 1996; provided, however, that this waiver shall not become effective unless and until the conditions set forth in Section 3 hereof have been satisfied.

2.   Amendments.

     Upon the execution and delivery of this First Amendment by the Borrower and the Required Banks in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

          (a) Section 2.1(a) of the Credit Agreement shall be amended and restated to read as follows:

               "(a) Facility Fee. The Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a facility fee at the rate of 0.15% per annum until February 9, 1997, and on and after February 10, 1997, at the rate per annum equal to the Applicable Facility Fee (in each case computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily amount of Commitments hereunder (whether used or unused). Such facility fee shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the facility fee for the period to the date of such termination in whole shall be paid on the date of such termination. For purposes hereof, the term "Applicable Facility Fee" means .40% per annum on and after February 10, 1997, until the next Pricing Date, and thereafter from one Pricing Date to the next a rate per annum determined in accordance with the following:

               Cash Flow Coverage Ratio
                for such Pricing Date:           Applicable Facility Fee:

          Less than or equal to 1.0 to 1.0                 0.40%

          Greater than 1.0 to 1.0                          0.15%"

          (b) The definition of "Pricing Date" appearing in Section 4.1 of the Credit Agreement shall be amended and restated to read as follows:

               "Pricing Date" means, for any fiscal quarter of the Borrower ended after the date hereof, the latest date by which the Borrower is required to deliver a Compliance Certificate for such fiscal quarter pursuant to Section 7.5. The Eurodollar Margin and Applicable Facility Fee established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 7.5, until a Compliance Certificate is delivered before the next Pricing Date, the Eurodollar Margin shall be 1% per annum and the Applicable Facility Fee shall be .40% per annum. If the Borrower subsequently delivers such a Compliance Certificate before the next Pricing Date, the Eurodollar Margin and Applicable Facility Fee established by such late delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date."

          (c) Section 4.1 of the Credit Agreement shall be amended to include a new definition which shall read as follows:
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          "Consolidated Operating Income" means, with reference to any period, the operating income (or operating loss) of the Borrower and its Consolidated Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

               (d) The last sentence of Section 7.5 of the Credit Agreement shall be amended and restated to read as follows:

               "Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.6, 7.7, 7.8, 7.9 and 7.17 of this Agreement."

          (e) Sections 7.6, 7.8, and 7.9 of the Credit Agreement shall each be amended and restated to read as follows:

               "Section 7.6. Consolidated Tangible Net Worth. The Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower ending during the periods specified below, maintain Consolidated Tangible Net Worth of not less than:

                                                          Consolidated Tangible
          From and                To and                        Net Worth
          Including              Including               Shall not Be less than:
          12/31/96                12/30/97                    $205,000,000
          12/31/97                12/30/98                    $210,000,000
          12/31/98      and at all times thereafter           $230,000,000

          ; provided that the minimum required amount of Consolidated Tangible Net Worth set forth above shall be increased by 100% of the net proceeds received by the Borrower from any offering of equity securities of the Borrower received at any time after December 31, 1996 (other than proceeds received from the exercise of stock options to purchase shares of the Borrower's common stock existing as of the date of this Agreement)."

               "Section 7.8. Quick Ratio. The Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower, maintain a Consolidated Quick Ratio of not less than 1.1 to 1.0."

               "Section 7.9. Cash Flow Coverage Ratio. The Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower ending during the periods specified below, maintain the ratio of Consolidated Cash Flow for the four fiscal quarters of the Borrower then ended to Consolidated Fixed Charges for the same four fiscal quarters then ended (the "Cash Flow Coverage Ratio") of not less than:

                                                              Cash Flow Coverage
From and                         To and                         Ratio shall not
Including                       Including                        be less than:
12/31/96                         03/30/98                          .80 to 1.0
03/31/98                  and at all times thereafter             1.00 to 1.0

          (f) Section 7 of the Credit Agreement shall be amended to include a new Section 7.17 which shall read as follows:

               "Section 7.17. Consolidated Operating Income. The Borrower shall have Consolidated Operating Income for the fiscal quarter ending March 31, 1997, of not less than ($2,000,000), and the Borrower shall have Consolidated Operating Income for each fiscal quarter ending after March 31, 1997, of not less than $1."

          (g) Section 8.1(b) of the Credit Agreement shall be amended and restated to read as follows:.

               "(b) default in the observance or performance of any covenant set forth in Sections 7.5(e), 7.6, 7.7, 7.8, 7.9, 7.10, 7.13, 7.14 or 7.17
          hereof; or"

          (h) The Covenant Compliance Certificate worksheet attached to Schedule
     7.5 of the Credit Agreement shall be amended and restated to read as set forth on Exhibit A attached hereto.

3.   Conditions Precedent.

     The effectiveness of this First Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Borrower, the Agent and the Required Banks shall have executed and delivered this First Amendment.

          (b) Legal matters incident to the execution and delivery of this First Amendment shall be satisfactory to the Agent and its counsel.

4.   Representations.

     In order to induce the Banks to execute and deliver this First Amendment, the Borrower hereby represents to the Banks that as of the date hereof, and after giving effect to this First Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained
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in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks) and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this First Amendment.

5.   Miscellaneous.

     (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific First Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     (b) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this First Amendment, including the fees and expenses of counsel for the Agent.

     (c) This First Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this First Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This First Amendment shall be governed by the internal laws of the State of Illinois.

     Dated as of February 10, 1997.

                                       Information Resources, Inc.

                                       By
                                          Its



     Accepted and agreed to as of the date and year last above written.


                                       Harris Trust and Savings Bank,
                                         individually and as Agent
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                                       By
                                          Its


                                       Bank of America Illinois

                                       By
                                          Its


                                       LaSalle National Bank (as assignee of
                                         Comerica Bank-Illinois)

                                       By
                                          Its
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                                   Exhibit A

                      First Amendment to Credit Agreement

                     Attachment To Compliance Certificate
                          Information Resources, Inc.

                 Compliance Calculations for Credit Agreement
                         Dated as of November 10, 1995
                    Calculations as of ____________, _____

--------------------------------------------------------------------------------

A.   Consolidated Tangible Net Worth (Section 7.6)

       1.    Consolidated total assets                                $_________

       2.    Goodwill                                                 $_________

       3.    Line A.1 minus A.2                                       $_________

       4.    Consolidated Total Liabilities                           $_________

       5.    Line A.3 minus A.4 (Consolidated Tangible
             Net Worth)                                               $_________

       6.    Line A.5 shall not be less than                          $_________

B.   Leverage Ratio (Section 7.7)

       1.    Consolidated Total Liabilities (Line
             A.4 above)                                               $_________

       2.    Consolidated Tangible Net Worth (Line
             A.5 above)                                               $_________

       3.    Ratio of Line B.1 to B.2                                 ____ : 1.0

       4.    Line B.3 Ratio shall not be more than                    0.75 : 1.0

C.   Consolidated Quick Ratio (Section 7.8)
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     1.   Cash and cash equivalent                                    $_________

     2.   Accounts receivable net of reserves                         $_________

     3.   Outstanding principal of Oracle Escrow                      $_________

     4.   Sum of Lines C.1, C.2 and C.3                               $_________

     5.   Ratio of Line C.1 to C.4 (Consolidated
          Quick Ratio)                                                ____ : 1.0

     6.   Line C.5 Ratio shall not be less than                       1.1 : 1.0

D.   Cash Flow Coverage Ratio (Section 7.9)

     1.   Consolidated Net Income                                     $_________

     2.   Consolidated Interest Expense                               $_________

     3.   Income Taxes                                                $_________

     4.   Depreciation and Amortization                               $_________

     5.   Amortization of InfoScan Costs and Software
          Costs                                                       $_________

     6.   Net Proceeds from Equity Security Offerings                 $_________

     7.   Net Proceeds from Subordinated Debt                         $
                                                                      ==========

     8.   Sum of Lines D.1 through D.7 (Consolidated
          Cash Flow)                                                  $
                                                                      ==========
     9.   Principal payments on Indebtedness for
          Borrowed Money                                              $_________

    10.   Consolidated Interest Expense                               $_________

    11.   Capital Expenditures                                        $_________

    12.   Dividends                                                   $_________

    13.   Cash Payments made in connection with
          InfoScan Costs and Software Costs                           $_________

    14.   Cash Investments                                            $_________

    15.   Sum of Lines D.9 through D.14 (Consolidated
          Fixed Charges)                                              $
                                                                      ==========

    16.   Ratio of Line D.8 to D.15                                   ____ : 1.0

    17.   Line D.16 Ratio shall not be less than                      ____ : 1.0

E.   Consolidated Operating Income (Section 7.17)

     1.   Consolidated Operating Income for fiscal quarter
          then ended                                                  $_________

     2.   Line E.1 shall not be less than                             $_________